UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 110

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2016, Terra Tech Corp. (the “Company”) filed a Certificate of Amendment to the Certificate of Designation of the Company’s Series B Preferred Stock (the “Series B Certificate”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of Series B Preferred Stock to 41,000,000 shares.

On October 4, 2016, the Company filed Certificates of Withdrawal of each of the Certificates of Designation of the Company’s Series G Preferred Stock, Series N Preferred Stock, Series Q Preferred Stock, and Series Z Preferred Stock (collectively, with the Series B Certificate, the “Certificates”) with the Secretary of State of the State of Nevada to terminate the Company’s Series G Preferred Stock, Series N Preferred Stock, Series Q Preferred Stock, and Series Z Preferred Stock.

Copies of the Certificates are attached to this Current Report on Form 8-K (the “Report”) as Exhibits 3.9 to 3.13.

The foregoing description of the Certificates is a summary and is qualified in its entirety by reference to the provisions of the Certificates filed as Exhibits 3.9 to 3.13 to this Report, which are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.9*	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated October 3, 2016

3.10*	Certificate of Withdrawal of Certificate of Designation of Series G Preferred Stock, dated October 4, 2016

3.11*	Certificate of Withdrawal of Certificate of Designation of Series N Preferred Stock, dated October 4, 2016

3.12*	Certificate of Withdrawal of Certificate of Designation of Series Q Preferred Stock, dated October 4, 2016

3.13*	Certificate of Withdrawal of Certificate of Designation of Series Z Preferred Stock, dated October 4, 2016

______________

*	filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: October 6, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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